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                                                                    Exhibit 10.7

Imperial Bank
Member FDIC

226 Airport Parkway
San Jose, CA  95110

Subject:  Credit Terms and Conditions ("Agreement")

Gentlemen:

     To induce you to make loans to the undersigned (herein called "Borrower"), and in consideration of any loan or loans you, in your sole discretion, may make to Borrower, Borrower warrants and agrees as follows:

A.   Borrower represents and warrants that:
     1.   Existence and Rights.
              Borrower is a Texas corporation.    Borrower: Active Power, Inc.

Borrower is duly organized and existing and in good standing under the laws of the State of Texas and is authorized and in good standing to do business in the State of Texas. Borrower has powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary, and Borrower has the power and adequate authority to make and carry out this Agreement. Borrower has no investment in any other business entity.
     2. Agreement Authorized. The execution, delivery and performance of this Agreement are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation, by-laws, or Articles of Association, as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms.
     3. No Conflict. The execution, delivery and performance of this Agreement are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.
     4. Litigation. There is no litigation or other proceeding pending or threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.
     5. Financial Condition. The balance sheet of Borrower as of May 31, 1999 and the related profit and loss statement for the one month ended on that date, a copy of which has heretofore been delivered to you by Borrower, and all other statements and data submitted in writing by Borrower to you in connection with this request for credit are true and correct, and said balance sheet and profit and loss statement truly present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date there have been no materially adverse changes in the financial condition or business of Borrower. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.
     6. Title to Assets. Borrower has good title to its assets, and the same are not subject to any liens or encumbrances other than those permitted by Section C.3 hereof.
     7. Tax Status. Borrower has no liability for any delinquent state, local or federal taxes, and if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.
     8. Trademarks, Patents. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.
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August 3, 1999
Borrower:           Active Power, Inc.



     9. Regulation U. The proceeds of this loan shall not be used to purchase or carry margin stock (as defined with Regulation U of the Board of Governors of the Federal Reserve system).
     10. Year 2000 Compliance. Borrower has reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a material adverse effect upon its financial condition, operations or business as now conducted. "Year 2000 Problem" means the risk that any computer applications used by Borrower may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any dates one or after December 31, 1999.
B. Borrower agrees that so long as it is indebted to you, or so long as Bank has any obligation to extend credit to Borrower it will, unless you shall otherwise consent in writing:
     1. Rights and Facilities. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve its existence.
     2. Insurance. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses.
     3. Taxes and Other Liabilities. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:
(a) The same are being contested in good faith and by appropriate proceedings in such manners as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder, and
(b) it shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it adequate with respect thereto.
     4. Records and Reports. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit your representatives to have access to, and to examine its properties, books and records at all reasonable times and, except at any time while an event of default has occurred and is continuing, upon reasonable prior written notice; and furnish you:
(a) As soon as available, and in any event within 30 days after the close of each month of each fiscal year of Borrower, commencing with the month next ending, a balance sheet, profit and loss statement and reconciliation of Borrower's capital accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower, subject, however, to year-end audit adjustments;
(b) As soon as available, and in any event within 90 days after the close of each fiscal year of Borrower, a report of annual statements of Company as of the close of and for such fiscal year, all in reasonable detail and stating in comparative form the figures as of the close of and for the previous fiscal year, with the unqualified opinion of accountants reasonably satisfactory to you.
(c) Within 30 days after the close of each month and of each fiscal year of Borrower, a certificate by chief financial officer or partner of Borrower, stating that Borrower has performed and observed each and every covenant contained in this Agreement to be performed by it and that, to the best of Borrower's knowledge, no event has occurred and no condition then exists which constitutes an event of default hereunder or would constitute such an event of default upon the lapse of time or upon the giving of notice and the lapse of time specified herein, or, if any such event has occurred or any such condition exists, specifying the nature thereof;
(d) Promptly after the receipt thereof by Borrower, copies of any detailed audit reports submitted to Borrower by independent accountants in connection with each annual or interim audit of the accounts of Borrower made by such accountants;
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(e) Promptly after the same are available, copies of all such proxy statements, financial statements and reports as Borrower shall send to its stockholders, if any, and copies of all reports which Borrower may file with the Securities and Exchange Commission or any governmental authority at any time substituted therefor; and
(f) Such other information relating to the affairs of Borrower as you reasonably may request from time to time.
(g) Notice of Default. Promptly notify the Bank in writing of the occurrence of any event of default hereunder or any event which, to the best of Borrower's knowledge, upon notice and lapse of time would be an event of default.
     5. Year 2000 Compliance. Borrower shall perform all acts reasonably necessary to ensure that Borrower and any business in which Borrower holds a substantial interest become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. Borrower shall also take reasonably necessary steps to ensure that it will not be materially adversely affected as a result of any customer, supplier or vendor's failure to become Year 2000 compliant. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Bank may from time to time require.

C. Borrower agrees that so long as it is indebted to you, or so long as Bank has any obligation to extend credit to Borrower it will not, without your written consent:
     1. Type of Business; Management. Make any substantial change in the character of its business; or make any substantial change in its executive management.
     2. Outside Indebtedness. Except for purchase money indebtedness, create, incur, assume or permit to exist any indebtedness for borrowed moneys other than loans from you except obligations now existing as shown in financial statement dated July 1999 and extensions and modifications (but not increases) thereof, excluding those being refinanced by your bank; or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due to become due.
     3. Liens and Encumbrances. Except for (i) purchase money liens, inchoate liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons imposed without actions of such parties, provided, that payment thereof is not yet required, (iii) liens
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incurred or deposits made in the ordinary course of Borrower's business in connection with worker's compensation, unemployment insurance, social security and other like laws, and (iv) leases, subleases, licenses and sublicenses granted to others in the ordinary course of business not interfering in any material respect with the conduct or operation of Borrower's business, and any interest or titles of a lessor, sublessor, licensor, or sublicensor under any such lease, sublease, license, or sublicense, create, incur, or assume any mortgage, pledge encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it including but not limited to intellectual property, other than liens for taxes not delinquent and liens in your favor.
     4. Loans, Investments, Secondary Liabilities. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investment in securities other than United States Government Treasuries or Agencies, Imperial Bank sponsored paper, or the Monarch Money Market Funds provided, however, Borrower shall be permitted
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to invest up to twenty-five percent (25%) of its average liquid assets for the preceding month in mutual funds and/or certificates of deposit or deposit accounts with any United States based bank with capital in excess of One Hundred Million Dollars ($100,000,000); or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.
     5. Acquisition or Sale of Business; Merger or Consolidation. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge (except solely to reincorporate Borrower as a Delaware corporation in which case the new corporation shall be required to execute such documentation related to such reincorporation as the bank may reasonably require) or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary and normal course of its business as now conducted; or sell, lease, assign, or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted including without limitation the selling of any property or other asset, except in connection with sale-leaseback transactions up to $25,000 in each instance and up to $100,000 in the aggregate, accompanied by the leasing back of the same.
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     6.   Dividends, Stock Payments. If a corporation, declare or pay any dividend (other than dividends payable in common stock of Borrower) or make any other distribution on any of its capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock except for stock repurchases pursuant to Borrower's 1993 Stock Option Plan.

D. The occurrence of any one of the following events of default shall, at your option, terminate your commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to you immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived.
     1. Failure to Pay. Failure to pay any installment of principal or of interest on any indebtedness of Borrower to you provided such failure remains uncured for five (5) days.
     2. Breach of Covenant. Failure of Borrower to perform any other terms or conditions of this Agreement or any other agreement between Borrower and Bank binding upon Borrower provided such failure remains uncured for ten (10) days after notice to Borrower thereof provided such failure remains uncured for ten
(10) days after notice to Borrower thereof.
     3. Breach of Warranty. Any of Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.
     4. Insolvency; Receiver or Trustee. Borrower shall become insolvent; or admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.
     5. Judgments, Attachments. Any money judgment, writ or warrant of attachment, or similar process shall be entered or filed against Borrower or any of its assets and shall remain unvacated unbonded or unstayed for a period of 10 days or in any event later than five days prior to the date of any proposed sale thereunder.
     6. Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it, shall be consented to.

E.  Miscellaneous Provisions.
     1. Failure or Indulgence Not Waiver. No failure or delay on the part of your Bank or any holder of Notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this agreement or any note issued in connection with a loan that your Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.
     2. Applicable Law. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the state of California, to the jurisdiction of whose courts the parties hereby agree to submit.
     3. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE BANK AND THE BORROWER EACH HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE BANK OR THE BORROWER IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE
     The Commitment Letter July 21, 1999, and all amends thereto and replacements therefore, and certain riders are attached hereto and incorporated herein by this reference for additional terms. In the event of a conflict between this Agreement and the Letter, the terms in the Letter shall take precedence.

ACTIVE POWER, INC.


By: /s/
    ----------------------------------------
Name: ______________________________________
Title: _____________________________________
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IMPERIAL BANK


By: /s/
    ----------------------------------------
Name: ______________________________________
Title: _____________________________________